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                                                     Exhibit 10.19

                            RENTAL AGREEMENT

THIS RENTAL AGREEMENT (herein called the "Agreement") entered into this 7th of March 1996 by and between CEO/Executive Suites, Inc., a Texas corporation, (herein called the "Lessor") and XL VISION, INC. (herein called the "Lessee").

                                WITNESSETH

WHEREAS, Lessor operates a suite of executive offices (hereinafter called the
   "Executive Suite") located at 17304 N. Preston Road Suite 800 Dallas, Texas
    75252 (herein called the "Building"); and

WHEREAS, Lessee desires to lease space in the Executive Suite upon the terms hereinafter set forth;

NOW THEREFORE, in consideration of the mutual promises herein set forth, the parties agree as follows:

1. TERM Lessor hereby leases and lets to Lessee Office No. 21.22 within the Executive Suite, as depicted to the floor plan attached hereto as Exhibit "A" (hereinafter called the "Premises") for a term of 12 months beginning APRIL 1, 1996 (the "Initial Term"). If Lessor wishes to cancel prior to the termination of the Initial Term, Lessor shall give Lessee thirty (30) days written notice and as penalty shall forgive Lessee's Rent (hereinafter defined in paragraph 2) for said thirty (30) days.
    This does not apply to month to month agreement.

2. RENT Lessee agrees to pay as rent (herein called "Rent") for the Premises, the sum of $1300.00 per month for the first term of this Agreement. Monthly Rent is payable in advance on the first day of each month.

3. SERVICES The monthly Rent shall include, in addition to the office space, the following services: use of common reception area; receptionist eight
    (8) hours per day; telephone answering eight (8) hours per day with call screening (for the first line - each additional line $65.00/month); intercom; use of a conference room, subject to the availability and prior use by other tenants; incoming mail handling; and coffee. The following services are available at extra charge at the rate set by Lessor from time to time: typing and other secretarial services, computerized word processing and data processing, use of facsimile machine, use of copy machine, after hours HVAC, additional telephone lines at $N/A per line, bookkeeping, postage meter and mailing services.

4. PAYMENT Upon execution of his Agreement, Lessee agrees to pay the first month's Rent and a deposit of $1300.00 in advance. If this Agreement should commence on a date other than the first day of the month, the pro rated payment for the partial month shall also be payable upon execution hereof. Prior to the end of the Agreement, Lessee agrees to give at least thirty (30) days written notice on or before the first day of the month to Lessor of Lessee's intention to renew this Agreement or vacate the Premises. If the Premises are to be vacated at the end of this Agreement, the deposit shall be returned to Lessee upon written notice to Lessor, such deposit shall not be applied to Rent unless Lessee receives consent from Lessor in writing. Lessor will deduct $110.00 from Lessees deposit for re-painting office and cleaning carpets. Amounts paid as advance Rent pursuant to this paragraph shall become the absolute property of Lessor. If Lessee should abandon the Premises prior to the end of the Agreement, or should fail to give the required notice of intention to vacate at the end of the Agreement, then the sum equal to the deposit may be retained by Lessor as liquidated damages for Lessee's failure to give such required notice (without prejudice to any remedy of Lessor for any other breach or default of Lessee) and shall not be applied to Lessee's obligation for Rent.

5. TENANT-AT-WILL If Lessee shall hold over after the Initial Term (without renewing this Agreement as provided herein), this Agreement shall be deemed to continue on a month-to-month basis, in accordance with all of the provisions of this Agreement applicable to a month-to-month tenancy, but the monthly Rent payable hereunder shall be a sum equal to 125% (the "Multiplier Factor") of the monthly Rent payable during the last month of the stated term of this Agreement and adjusted every thirty (30) days by the Multiplier Factor and subject to further increase at any time by Lessor upon thirty (30) days written notice.

6. LATE CHARGES If any monthly payment of Rent is not paid on or prior to the third (3rd) day of the month in which due, there shall be added to the amount due a service charge of ten percent (10%) of the amount due. If a check tendered by Lessee is returned by Lessee's financial institution for any reason (i.e., stop payment, insufficient funds, uncollected funds, etc.), there shall be added a twenty-five dollars ($25.00) service charge. If charges for services defined in paragraph (3) are not paid on or prior to the third (3rd) day of each month, they too are subject to a ten percent (10%) service charge.


7. RESTRICTIONS Lessee will not bring a copy machine, facsimile machine or similar equipment into the Executive Suite without the prior written consent of Lessor which shall be delivered at the sole discretion of Lessor. In the event Lessor approves such equipment (herein called the "Permitted Equipment") for Lessee's use, such approval will be solely for Lessee's exclusive use at an additional charge to be determined soley by Lessor, and Lessee agrees not to allow other tenants of the Executive Suite to use any of the Permitted Equipment or provide services to any other tenant of the Executive Suite free or for a fee. Lessee will not hire any secretary and/or typist to work in the Executive Suite at any time whether full or part-time during regular business hours or after hours. Lessee shall provide chair mats for all chairs mounted on rollers or casters or pay an additional monthly fee of $15.00.

8. MASTER LEASE Lessee acknowledges that Lessor holds the Executive Suite under lease from the Building owner (herein called the "Building Owner") and agrees to be bound by the lease (herein called the "Master Lease") and by the rules and regulations of the Building Owner from time to time in effect. Such rules and regulations shall be made available by Lessor upon request. Lessee's name may be placed on a directory maintained by the Building Owner in the lobby. If the Building Owner charges for such listing, Lessor may pass on that charge to Lessee. Lessee shall use no other signs or advertisements in or about the Building, without prior approval of Lessor.

9. UTILITIES The Rent paid hereunder shall include all utilities, including electricity and water. Heating and air conditioning shall be available at temperatures and at times provided by the Building Owner. Lessor shall provide all cleaning, repairs and maintenance for the Executive Suite except that Lessee shall be responsible for a reasonable charge for damage caused by Lessee or Lessee's employees or invitees. Lessee shall not install or use any machinery or equipment which will result in additional utility charges to Lessor under the terms of the Master
    Lease. If Lessee does in any way cause the use of utilities for which any additional charge is made, Lessee will pay the amount of any such additional charge to Lessor upon demand.

10. TELEPHONE EQUIPMENT RENTAL Lessee agrees to pay Lessor for telephone equipment installed in Lessee's office, as follows: a one-time installation charge will be billed on Lessee's first month's statement. In addition, Lessee shall pay a monthly charge for telephone rental for telephone equipment of $N/A per month, per telephone unit.

11. FURNITURE RENTAL Lessee agrees to pay Lessor as rental for the office furniture to be placed in the Premises the sum of $N/A per month on the first (1st) day of each month, with payments to be made concurrently with the schedule set forth in paragraph 4, including its provision for partial months.

12. PERMITTED EQUIPMENT: Lessee agrees to pay Lessor for Permitted Equipment placed in the Premises the sum of 50.00 per month on the first day of each month, with payments to be made concurrently with the schedule set forth in paragraph 4, including its provision for partial months.

13. PARKING Parking is available in the Building lot (herein called the "Parking Area") for a charge of $0 per month. A deposit of $50.00 is required for a security access card to enter the Parking Area for the Building. If Lessee desires one or more reserved spaces, Lessee shall make separate arrangements with Lessor and shall pay Lessor a monthly parking charge of $0 for each reserved space with, and in addition to, each monthly Rent payment.

14. USE Lessee agrees to use the Premises exclusively for office space. Lessee will not store or use in the Premises or the Building any machinery, chemicals or other matter that will increase the fire hazard, cause any noise, create any smell or use abnormally large amounts of electricity. Lessee shall never occupy or permit occupancy of the Premises by any person as living quarters on either a temporary or a permanent basis. Lessee will not act in a manner deemed unreasonable to Lessor including specifically, harassing or otherwise abusing any employee or agents of Lessor other tenants of Lessor or other tenants of Building Owner.

15. DAMAGE Lessor shall not be responsible for any damage to Lessee or Lessee's employees, invitees or property arising from fire, theft, acts of other tenants, water or weather, or any condition of or in the Premises or the Executive Suite or this Agreement or by the actions of Lessor's employees or agents. Each party shall be responsible for carrying such insurance as each party deems advisable to protect such party's own interest.

16. FIRE OR OTHER CASUALTY In the event the Premises or the Building should be totally destroyed by fire, tornado or other casualty or be so damaged that rebuilding or repairs cannot be completed within (60) days after date of such damage, or in the event the Master Lease is terminated by reason of such destruction or damage, then Lessor, at its sole option, may terminate Lessee's Agreement. In the event the Premises or the Building should be so damaged, but only to such extent that the rebuilding or repairs can be completed within sixty (60) days after the date of such damage, Lessor may, at its sole option, elect either to terminate Lessee's Agreement or to notify Lessee of Lessor's intent to repair the Premises, in which latter event the Rent shall be abated for the period of time during which such Premises are not available for occupancy by Lessee. If Lessor elects to repair, Lessor's obligation to repair shall be limited to those elements of the Premises which the Building Owner is not obligated to repair under the terms of the Master Lease. During such time as use of the Premises is prevented or impaired by activities of the Building Owner, any abatement of Rent shall not exceed the Lessee's pro rata part (determined in accordance with Paragraph 20) of any abatement allowed to Lessor by the Building Owner.


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17. SUBLEASE  Lessee shall not, without prior written consent from Lessor, which shall be declined at the sole discretion of Lessor, sublease or assign Lessee's Agreement as to all or any part of the Premises, nor grant any license or permit to any third party to use or occupy the Premises or any part thereof. If the Premises shall ever be sublet (or Lessee's Agreement assigned) and the consideration paid therefor by the assignee or sublessee shall exceed the Rent herein provided, such additional consideration shall be paid to Lessor as additional Rent hereunder.

18. NUISANCE Lessee shall control Lessee's conduct and that of Lessee's employees and invitees in such a manner as to not create a nuisance nor interfere with or disturb Lessor or the other tenants of Lessor or of the Building. Lessee shall not conduct any illegal or immoral activity on or from the Premises. Lessee will not act in a manner deemed unreasonable to Lessor including specifically, harassing or otherwise abusing any employee or agents of Lessor or other tenants of Lessor.

19. PROPERTY ON PREMISES All property left in the Executive Suite by Lessee upon termination of this Agreement shall be deemed abandoned to Lessor. Lessor shall have, in addition to the statutory landlord's lien, a contractual lien upon all property brought onto the Premises to secure amounts due hereunder, which lien shall be governed by the Uniform Commercial Code of Texas. The parties agree that ten (10) days written notice mailed to Lessee at its last known address shall constitute reasonable notice of any intended sale or other disposition pursuant to the Uniform Commercial Code of any property subject to such security interest.

20. COLLECTION In the event that Lessor shall hire an attorney to collect any amounts due hereunder or to enforce any other rights or remedies of Lessor by reason of any default of Lessee hereunder, or if Lessee or anyone claiming under Lessee shall bring any lawsuit against Lessor on any claim alleged to arise out of this Agreement or Lessee's occupancy of the Premises and Lessor shall prevail in such suit, Lessee shall pay all attorney's fees incurred by Lessor, in addition to any other amounts due Lessor hereunder or as damages.

21. RENT INCREASES In the event that the Rent payable to Lessor to the Building Owner is increased by an escalator clause for increased taxes, insurance, maintenance or other reason, then Lessor may increase Lessee's Rent by Lessee's pro rata share of such increase. In addition, should Lessor be required to pay any amount to the Building Owner as a retroactive increase in or for correction of estimates of taxes, insurance, maintenance or other charges passed through to Lessor under the terms of the Master Lease, Lessee shall pay to Lessor Lessee's pro rata share of such retroactive or corrective charges. Lessee's liability for such retroactive or correction charges shall be limited to two (2) years prior to date of written notice from Building Owner to Lessor. Lessee's pro rata share shall be obtained by dividing the number of square feet rented by Lessee in the Premises by the total amount of square feet available for sublease in the Executive Suite (excluding Joint Areas, hereinafter defined in paragraph 28) and multiplying the resulting fraction by Lessor's share of such increase or assessment.

22. ENTIRE AGREEMENT This Agreement shall supercede all prior negotiations, Agreements or representations and may only be modified in writing signed by the party to be bound.

23. LOCATION This Agreement is executed and performable in Dallas, Dallas County, Texas.

24. DEFAULT In the event the Lessee shall default in the prompt payment of Rent when same is due or violate or omit to perform any of the provisions of this Agreement as and when required, Lessor may send written notice of such default to Lessee by mail, facsimile, or otherwise to the demised Premises, and unless Lessee shall completely cure said default within three (3) days after such notice is sent by Lessor, Lessor may re-enter the Premises by summary proceedings, or by force, without being liable for prosecution therefor, take possession of said Premises, and remove all persons or property therefrom, and may elect to either cancel this Agreement, or relet the Premises for the account of Lessee and receive the Rent therefor, which Rent shall be applied first to the expenses incurred by Lessor in reletting, and then to the payment of the Rent due and payable under this Agreement. Notwithstanding the foregoing, Lessee will remain liable for any deficiency which may result. No reentry by Lessor during existence of a default shall be deemed an election by Lessor to terminate this Agreement unless Lessor expressly so notifies Lessee in writing. Lessor shall specifically have the right to institute and maintain the Statutory Suit of Forcible Entry and Detainer in the proper court, and obtain a writ for possession thereby. Lessor shall have the right to change locks at any time while a default has occurred and is continuing without any written notice, in addition to all other remedies hereunder.

25. EMPLOYEE REPLACEMENT COSTS Lessee acknowledges that Lessor expends substantial amounts of money to acquire and maintain employees for the services provided to Lessee, including but not limited to employment agency fees and training costs. Lessee agrees that during the term of this Agreement and for a period of one year thereafter, Lessee will not hire or attempt to hire, on behalf of Lessee or any person or organization by whom they are employed, any employee of Lessor. Because of the difficulty of ascertaining damages for breach of this covenant, Lessee agrees that upon any breach hereof Lessee will pay as liquidated damages a sum equal to three (3) months pay for the hired employee at the rate paid for the last full month of employment with Lessor.

26. GUARANTOR The undersigned guarantor, if any, hereby expressly guarantees the full performance of Lessee in the payment of any and all sums due Lessor by reason of the terms hereof and agrees that all obligations of Lessee shall be the joint and several obligations of Lessee and the guarantor, and Lessor shall not be required to first proceed against Lessee before proceeding against the guarantor, nor shall any such guarantor be released from the guaranty for any reason whatsoever, including, without limitation, any amendments hereof or extensions of time for payment or performance.

27. ACCEPTANCE OF THE PREMISES By taking possession of the Premises, Lessee shall be conclusively deemed to have accepted the Premises, the condition thereof, and all furniture, fixtures and equipment installed therein.

28. JOINT AREAS The portion of the Executive Suite designated as reception rooms, conference rooms and hallways shall constitute the Joint Areas (herein called the "Joint Areas"). Lessee shall have non-exclusive right and access to the Joint Areas, in common with Lessor and other tenants of the Executive Suite for the purpose of ingress and egress to the Premises and the right to use the same for the purposes for which they are provided. Lessee's right to use of the conference rooms shall be subject to prior reservation. In its use of the Joint Areas, Lessee shall observe all Rules and Regulations which may, from time to time, be promulgated by Lessor. Such Rules and Regulations, and amendments thereto which Lessor may from time to time promulgate, shall be delivered to Lessee in writing or posted in the Executive Suite. Lessor shall maintain the Joint Areas; however, Lessee shall be responsible for keeping the portions of the Joint Areas used by Lessee free and clear of Lessee's belongings, trash and clutter. Lessee shall reimburse Lessor promptly on demand for all costs of maintenance of the Joint Areas or increases therein caused by intentional misuse or negligence of Lessee or Lessee's employees, agents or invitees.

29. ACCESS TO PREMISES Lessor shall have access to the Premises at any reasonable time or times, and in case of emergency at any time, for purposes of inspection and maintenance, and for purpose of showing the same to prospective assignees, subleases or mortgages of the Executive Suite or to prospective lessee of the Premises, or of other offices within the Executive Suite. Lessee's possession of the Premises is further subject to the rights of the Building Owner retained in the Master Lease.

30. LESSOR NOT RESPONSIBLE FOR BUILDING SERVICES Lessor assumes no responsibility for the Building services to be furnished by the Building Owner, including but not limited to janitorial service, elevator service and security, nor for furnishing utilities. Lessor shall never be liable to Lessee for any interruption of such services, nor shall any such interruption be deemed an actual or constructive eviction of Lessee, or entitle Lessee to any abatement of Rent. Nor will Lessor be responsible for lost, stolen personal property, money or jewelry from the Premises, the Parking Area or public area (including without limitation, common areas, service area, and garage areas, regardless of whether such loss occurs when such area is locked against entry or not).

31. SEVERABILITY If any clause or provision hereof is invalid or unenforceable for any reason, such clause shall be deemed stricken from this instrument, or limited in its operation to those circumstances, if any, in which such provision would be valid and enforceable, and such invalidity or unenforceability shall not affect any other provision hereof.

AGREED to as of the date first above written.

                 BY:  /s/ Melissa Cox
                      --------------------------
                      Agent for CEO/Executive Suites, Inc.

                 LESSOR:  CEO/Executive Suites, Inc., a Texas Corporation


                 BY:  /s/ James E. Wellman 3/26/96
                      -----------------------------

                 LESSEE   James E. Wellman
                          VP of Administration


                 BY:
                      --------------------------
                 GUARANTOR